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                                                                 Exhibit 3.147


                            ARTICLES OF INCORPORATION
                                       OF
                          AGS INTERNATIONAL SALES, INC.

      We, the undersigned incorporators of full age, for the purpose of forming a corporation under and pursuant to the provisions of Chapter 301, Minnesota Statutes, known as the Minnesota Business Corporation Act, and laws amendatory thereof and supplementary thereto, do hereby associate ourselves as a body corporate and do hereby adopt the following Articles of Incorporation:

                                       I.

      The name of this corporation shall be AGS INTERNATIONAL SALES, INC.

                                       II.

      The period of existence and the duration or life of this corporation shall be perpetual.

                                      III.

      The principal office and registered place of business of this corporation shall be Publishers' Building, Circle Pines, Minnesota, 55014.

                                       IV.

      This corporation is organized for general business purposes and shall have unlimited power to engage in, and to do any lawful act concerning any and all lawful business and in particular, but without limitation on the general business purpose hereinabove stated, to engage in the sale and export in foreign

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markets of literary, educational, guidance and testing supplies, materials and services.

                                       V.

      The management of this corporation shall be vested in a Board of Directors to be chosen at each annual meeting by the Shareholders. The Board of Directors shall consist of not less than three (3) nor more than seven (7) persons who need not be Shareholders, except that where all of the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three (3), but not less than the number of Shareholders. At each annual meeting of the Shareholders, the first order of business shall be to determine the number of members upon the Board of Directors for the ensuing year. The power of the Board of Directors shall be specified in the By-Laws to be adopted. The Directors shall choose a President, Vice-President, Secretary and Treasurer. Any two offices, except President and Vice-President, may be held by the same person.

                                       VI.

      The authorized stock of this corporation shall be $25,000.00 which shall be divided into 2,500 shares, each with a par value of $10.00 per share. Said stock may be issued by the corporation from time to time, for such consideration as may be fixed from time to time by the Board of Directors without regard to pre-emptive rights of Shareholders and

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shall be fully paid and not subject to assessment upon the corporation's receipt of such consideration. There shall be only one class of stock which shall be common stock. Each share of common stock shall convey with it to the owner of said share, one vote in the management of the corporation and the election of Directors.

                                      VII.

      The amount of stated capital with which the corporation shall commence doing business shall not be less than $2,500.00.

                                      VIII.

      The name and address of each person who has been selected as a director of the corporation to manage the business and affairs thereof until the next annual meeting is:

John P. Yackel, 20 E. Golden Lake Road, Circle Pines, Mn. 55014
A. P. Bergee, 26 Golden Lake Road, Circle Pines, Mn. 55014
Norman Dahl, 24 West Road, Circle Pines, Mn. 55014

                                       IX.

      The name and address of each incorporator, who, by this instrument, forms the corporation named above is as follows: Norman Dahl, 24 West Road, Circle Pines, Mn. 55014

                                       X.

      The By-Laws of this corporation shall be adopted by the Board of Directors to be effective until the first annual meeting of the Shareholders.

      IN WITNESS WHEREOF, Each incorporator has hereunto affixed his signature this 29th day of l972.

IN PRESENCE OF:

/s/ Mary Louise Juhnke
-------------------------

/s/ Margaret Wall Eide
-------------------------

/s/ Norman Dahl
-------------------------
    Norman Dahl
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STATE OF MINNESOTA
COUNTY OF Anoka

On this 29th day of February, 1972, personally appeared before me, a notary public in and for said County, Norman Dahl to me known to be the person named in and who executed the foregoing Articles of Incorporation, and he executed the same as his own free act and deed for the uses and purposes herein expressed.

                                            /s/ Mary Louise Juhnke
                                            -----------------------------------
                                            Notary Public, Anoka County, Mn.
                                            My Commission Expires: Oct 28, 1978

                                                          [SEAL]

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                               STATE OF MINNESOTA
                              DEPARTMENT OF STATE

      I hereby certify that the within instrument was filed for record in this office on the 3 day of March A.D. 1972, at 8:00 o'clock A.M., and was duly recorded in Scok C.-38 of incorporation, on page 284

                                          /s/ Arlen I. Erdahl
                                          Secretary of State
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APPR'D & FILED
INDEXED _________
IND. FILED_______
[Illegible]
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       Filed for record on the 10 day of Mar. A.D. 1972 at 9 o'clock A.M.